Exhibit 21

                           SUBSIDIARIES OF REGISTRANT



                                                            OTHER NAMES
                                    JURISDICTION OF         UNDER WHICH
                                   INCORPORATION OR         SUBSIDIARY
NAME (AND % OWNED)                    ORGANIZATION        DOES BUSINESS
------------------------------   ------------------       -------------

Capco Resource Corporation             Delaware              None
 (100% owned)